Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS FOURTH QUARTER 2017 RESULTS
Key West is Open for Business

BETHESDA, MD, February 20, 2018 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the fourth quarter and year ended December 31, 2017. The Company presented its hotel statistics excluding third and fourth quarter results from its two resorts located in Key West, due to their temporary closure during and following Hurricane Irma in September 2017. The Company also provided its hotel statistics for all properties combined, including the results from the Key West resorts. The Company’s results are summarized below.

	Fourth Quarter			Full Year
	2017	2016	% Var.	2017	2016	% Var.
	(dollars in millions except per share/unit data)

Net income attributable to common shareholders(1)	$11.9	$21.3	-44.1%	$174.6	$234.6	-25.6%
Net income attributable to common shareholders per diluted share(1)	$0.10	$0.19	-47.4%	$1.54	$2.07	-25.6%

Excludes Key West in the Third and Fourth Quarter for Both Years
RevPAR(2)	$188.54	$194.27	-3.0%	$203.55	$207.38	-1.8%
Hotel EBITDA Margin(2)	30.3%	31.0%		33.0%	33.7%
Hotel EBITDA Margin Change(2)	-70 bps			-64 bps

All Properties
RevPAR(2)	$188.79	$197.81	-4.6%	$203.16	$208.49	-2.6%
Hotel EBITDA Margin(2)	31.0%	31.8%		33.1%	33.9%
Hotel EBITDA Margin Change(2)	-84 bps			-77 bps

Total Revenues	$257.5	$289.5	-11.1%	$1,104.8	$1,227.6	-10.0%
EBITDA(1,2)	$69.3	$85.4	-18.9%	$414.8	$495.0	-16.2%
Adjusted EBITDA(2)	$73.7	$86.0	-14.3%	$339.4	$396.8	-14.5%
Note: Adjusted EBITDA in the fourth quarter of 2016 included $8.0 million for assets that the Company sold in 2016 and 2017. Full year 2016 adjusted EBITDA included $49.5 million for assets that the Company sold in 2016 and 2017.

FFO attributable to common shareholders and unitholders(2)	$55.6	$69.2	-19.7%	$267.5	$322.6	-17.1%
Adjusted FFO attributable to common shareholders and unitholders(2)	$60.0	$69.8	-14.0%	$280.1	$328.9	-14.8%
FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.49	$0.61	-19.7%	$2.36	$2.85	-17.2%
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.53	$0.62	-14.5%	$2.47	$2.90	-14.8%

(1) Full year 2017 net income and EBITDA (as defined below) included $85.5 million of gains from the sales of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia. Full year 2016 net income and EBITDA included $104.8 million of gain from the sale of Indianapolis Marriott Downtown.

(2) See the discussion of non-GAAP measures and the tables later in this press release for reconciliations from net income to such measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), adjusted FFO and pro forma hotel EBITDA. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

“During the fourth quarter, we began seven exciting room renovations and were able to re-open both of our resorts in Key West,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “We are grateful for all of the employees at Southernmost and Marker Key West for their hard work and dedication to re-opening for business, and it’s great to see the rest of Key West back to its pre-Irma vibrant lifestyle.”

“Key West results negatively impacted RevPAR change for our portfolio by 160 basis points during the fourth quarter and by 75 basis points for the full year. Other challenges we faced included incremental renovation displacement and growing hotel supply. Despite the soft top line results, we are proud of our operators and asset management team’s ability to find continued efficiencies.”

Full Year 2017 Results

▪	Net Income: The Company’s net income attributable to common shareholders was $175 million, which decreased by $60 million from 2016.

▪
RevPAR: Excluding Key West in the second half of the year, the Company’s 2017 RevPAR decreased 1.8% to $204, driven by a 1% reduction in average daily rate to $243 and an occupancy decline of 0.8% to 83.8%.

▪
Hotel EBITDA Margin: Excluding Key West in the second half of the year, the Company’s hotel EBITDA margin was 33.0%, which was 64 basis points below full year 2016. The Company’s hotel expenses declined by 1.1% from 2016.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $339 million, a decrease of $57 million from 2016, which included $50 million from seven assets the Company sold between July 2016 and June 2017 (the “Disposed Assets”): Indianapolis Marriott Downtown, the mezzanine loan on Shutters on the Beach and Casa Del Mar, Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia.

	Full Year
	2017	2016	% Var.
	(dollars in millions)

Adjusted EBITDA	$339.4	$396.8	-14.5%
Disposed Assets Hotel EBITDA	(7.1)	(49.5)
Adjusted EBITDA for Comparable Portfolio	$332.3	$347.3	-4.3%

▪
Adjusted FFO: The Company generated adjusted FFO of $280 million, or $2.47 per diluted share/unit, compared to $329 million, or $2.90 per diluted share/unit, for full year 2016. Similar to adjusted EBITDA, the Disposed Assets provided approximately $47 million of adjusted FFO during 2016.

Key West Impact Update: Both of the Company’s resorts in Key West are now fully open, following repairs from Hurricane Irma in September 2017. The Marker Waterfront Resort resumed full operations at the end of October 2017, and the Southernmost Beach Resort Key West re-opened its rooms in phases throughout the fourth quarter, with all rooms available by the end of December 2017. The Company maintains property, flood, fire and business interruption insurance at its two resorts in Key West. For the combined properties, insurance is subject to deductibles of approximately $5 million in total, which encompasses both property and business interruption coverage. The Company did not record any business interruption proceeds in 2017 due to Hurricane Irma. The Company is currently in the process of filing business interruption claims for both of the Key West properties.

Disposition and Investment Activity

▪
Asset Sales: The Company completed five asset sales during 2017 for $409 million ($405,000 per key) at an average 6.8% trailing net operating income capitalization rate. The asset sales included Hotel Deca, Lansdowne Resort, Alexis Hotel, the leasehold interest in Hotel Triton, and Westin Philadelphia.

▪
Capital Investments: The Company invested $120 million of capital in its hotels throughout the year, completing renovations at L’Auberge Del Mar and Embassy Suites Philadelphia - Center City. During the fourth quarter, the Company invested $53 million of capital in its hotels, of which the majority was for ongoing renovations at the end of 2017 and into early 2018. The two largest projects are lifecycle rooms renovations at Westin Copley Place in Boston and Paradise Point Resort and Spa in San Diego. The Company will also be completing room renovations over the next few months at Chamberlain and Le Montrose in West Hollywood, Serrano Hotel and Harbor Court Hotel in San Francisco, and The Heathman Hotel in Portland.

During 2018, the Company anticipates investing approximately $175 million of capital in its hotels, which includes some carryover from 2017 renovations and room renovations scheduled to begin in the fourth quarter of 2018.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of December 31, 2017: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility, adjusted for all cash and cash equivalents on its balance sheet) was 2.1 times. The Company’s fixed charge coverage ratio was 5.5 times, and its weighted average interest rate for the fourth quarter was 3.1%. The Company had capacity of $773 million available on its credit facilities, in addition to $401 million of cash and cash equivalents on its balance sheet.

▪
Credit Facility Refinancing: In January 2017, the Company refinanced $1.05 billion of debt, reducing the interest cost on its $750 million revolver and $300 million five-year term loan and extending their maturities to January 2022 (including the exercise of extension options pursuant to certain conditions).

▪
Share Repurchase Authorization: In February 2017, the Company’s Board of Trustees authorized an expanded share repurchase program to acquire up to an additional $500 million of the Company’s common shares. Including the previous authorization, the Company has $570 million of capacity remaining in its share repurchase program. The Company did not acquire any common shares during 2017 or to date during the first quarter of 2018.

▪	Series H Preferred Share Redemption: In May 2017, the Company redeemed all 2,750,000 of its issued and outstanding 7.5% Series H Cumulative Redeemable Preferred Shares.

▪	Interest Rate Hedge: In July 2017, the Company swapped the interest rate on its $300 million senior unsecured term loan to an all-in fixed rate of 3.23% through loan maturity in January 2022.

Full Year 2018 Base Case Outlook
The Company is providing a full year base case outlook for 2018. The outlook is based on the current economic environment and assumes no acquisitions, dispositions, or capital markets activity other than repayment of the bonds on Hyatt Regency Boston Harbor on March 1, 2018. The Company’s RevPAR, hotel EBITDA margin, and financial expectations for 2018 are shown in the table below:

Full Year 2018 Base Case
(dollars in millions except per share/unit data)

Net income	$68

RevPAR change	-2.0%
Hotel expenses change	2.0%
Hotel EBITDA margin	30.4%
Hotel EBITDA margin change	-275 bps

Adjusted EBITDA	$291
Adjusted FFO	$235
Adjusted FFO per diluted share/unit	$2.06

There are a few anomalies affecting the Company’s full year 2018 outlook. As a result, the Company has provided the following bridge to reconcile the impact of the Presidential inauguration, Hurricane Irma in Key West, San Francisco, renovation displacement versus prior year, and general market conditions.

Full Year 2017 and 2018 RevPAR Bridge
	Inauguration(1)	Key West(2)	San Francisco(2)	Renovation Displacement	Subtotal Anomalies	Market Conditions	Full Year

2017 RevPAR Impact	60 bps	-75 bps	-125 bps	-5 bps	-145 bps	-115 bps	-2.6%
2018 RevPAR Impact	-70 bps	40 bps	65 bps	-70 bps	-35 bps	-165 bps	-2.0%

(1) First quarter 2017 RevPAR (and the 2017 inauguration impact) did not include the results from Mason & Rook Hotel because it was not open for the first quarter of 2016. Mason & Rook Hotel is included in the full year 2018 outlook.

(2) Assumes the Company regains approximately half of the 2017 RevPAR impact in 2018.

First Quarter 2018 Base Case Outlook

The Company is providing a first quarter base case outlook for 2018, as shown in the following table.

First Quarter 2018 Base Case
(dollars in millions except per share/unit data)

Net loss	$(7.8)

RevPAR change	-8.5%

Adjusted EBITDA	$41.5
Adjusted FFO	$31.0
Adjusted FFO per diluted share/unit	$0.27

There are a few anomalies affecting the Company’s first quarter 2018 outlook. As a result, the Company has provided the following bridge to reconcile the impact of the Presidential inauguration, renovation displacement versus prior year, and general market conditions.

First Quarter 2017 and 2018 RevPAR Bridge
	Inauguration(1)	Renovation Displacement	Subtotal Anomalies	Market Conditions	First Quarter

First Quarter 2017 RevPAR Impact	275 bps	100 bps	375 bps	-235 bps	1.4%
First Quarter 2018 RevPAR Impact	-330 bps	-265 bps	-595 bps	-255 bps	-8.5%

(1) First quarter 2017 RevPAR (and the 2017 inauguration impact) did not include the results from Mason & Rook Hotel because it was not open for the first quarter of 2016. Mason & Rook Hotel is included in the full year 2018 outlook.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results for the first quarter and full year 2018 may vary, and could vary significantly, from the amounts show above. Achievement of the anticipated results is subject to the risks discussed in the Company’s filings with the Securities and Exchange Commission.

Dividend
On December 15, 2017, the Company declared a fourth quarter 2017 dividend of $0.45 per common share of beneficial interest.

Since 2012, the Company has paid dividends of approximately 100% of its taxable income. In 2016 and 2017, the Company generated taxable gains of approximately $91 and $101 million, respectively, as a result of asset sales. These gains were included in the Company’s taxable income for each year. For both 2016 and 2017, the Company did not need to pay a special dividend, nor did it pay a dividend in excess of its normal requirement. Essentially, the Company distributed the gains from its asset sales to its shareholders through the regular payment of the dividend at $1.80 per common share.

The Company’s base case outlook for 2018 does not include any further dispositions or additional taxable gains. As such, if the 2018 base case materializes as expected, the Company is likely to reduce its annual dividend to a level that would continue to meet its REIT distribution requirements, which it currently estimates to be approximately $0.80 to $0.90 per common share. However, the actual dividend requirement will be impacted by several factors, including specific hotel performance, lessee income, and depreciation. The Company is not reducing its common dividend at this time and will continue to evaluate its options based on how the year progresses.

If the Company’s Board of Trustees does elect to reduce the dividend in this scenario, the Company would likely use the amount of cash equal to the dividend reduction to repurchase common shares under the share repurchase program.

The Company’s Board of Trustees has the sole discretion to determine the timing, form, and amount of any dividends. No assurance can be given that the Company will make dividends to shareholders at expected levels, or at all. In addition, the share repurchase program does not obligate the Company to repurchase any specific dollar amount or to acquire any specific number of shares, and may be suspended, modified, or terminated at any time for any reason without prior notice.

Earnings Call
The Company will conduct its quarterly conference call on Wednesday, February 21, 2018 at 11:00 AM eastern time. To participate in the conference call, please dial (800) 406-5345. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof, dividend policy, share repurchase program, asset management strategies, insurance coverage, and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016

Assets:
Investment in hotel properties, net	$3,265,615	$3,672,209
Property under development	49,459	21,078
Assets held for sale	0	23,283
Cash and cash equivalents	400,667	134,652
Restricted cash reserves	14,262	15,035
Hotel receivables (net of allowance for doubtful accounts of $404 and $279, respectively)	35,916	35,403
Debt issuance costs for borrowings under credit facilities, net	3,274	1,699
Deferred tax assets	2,136	1,902
Prepaid expenses and other assets	43,612	38,818
Total assets	$3,814,941	$3,944,079
Liabilities:
Borrowings under credit facilities	$0	$0
Term loans, net of unamortized debt issuance costs	853,195	852,758
Bonds payable, net of unamortized debt issuance costs	42,494	42,455
Mortgage loan, net of unamortized debt issuance costs	224,432	223,494
Accounts payable and accrued expenses	134,216	171,965
Liabilities of assets held for sale	0	247
Advance deposits	26,625	33,232
Accrued interest	2,383	2,209
Distributions payable	55,135	56,360
Total liabilities	1,338,480	1,382,720
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference of $260,000 and $328,750, respectively), 40,000,000 shares authorized; 10,400,000 and 13,150,000 shares issued and outstanding, respectively	104	132
Common shares of beneficial interest, $0.01 par value, 200,000,000 shares authorized; 113,251,427 shares issued and 113,209,392 shares outstanding, respectively, and 113,115,442 shares issued and 113,088,074 shares outstanding, respectively	1,132	1,131
Treasury shares, at cost	(1,181)	(739)
Additional paid-in capital, net of offering costs of $82,842 and $85,223, respectively	2,767,924	2,830,740
Accumulated other comprehensive income	10,880	2,365
Distributions in excess of retained earnings	(305,708)	(275,564)
Total shareholders’ equity	2,473,151	2,558,065
Noncontrolling Interests:
Noncontrolling interests in consolidated entities	18	17
Noncontrolling interests of common units in Operating Partnership	3,292	3,277
Total noncontrolling interests	3,310	3,294
Total equity	2,476,461	2,561,359
Total liabilities and equity	$3,814,941	$3,944,079

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Hotel operating revenues:
Room	$181,518	$203,419	$791,287	$867,882
Food and beverage	52,477	62,568	214,280	259,658
Other operating department	20,587	22,080	87,315	93,072
Total hotel operating revenues	254,582	288,067	1,092,882	1,220,612
Other income	2,928	1,425	11,933	7,007
Total revenues	257,510	289,492	1,104,815	1,227,619
Expenses:
Hotel operating expenses:
Room	51,775	55,753	214,843	226,349
Food and beverage	37,463	42,428	154,371	179,637
Other direct	2,289	3,760	11,920	16,978
Other indirect	66,036	74,333	278,076	305,265
Total hotel operating expenses	157,563	176,274	659,210	728,229
Depreciation and amortization	43,690	47,831	178,374	192,322
Real estate taxes, personal property taxes and insurance	15,371	16,383	62,238	63,406
Ground rent	3,722	3,696	15,718	16,187
General and administrative	6,805	6,980	26,751	26,529
Other expenses	5,894	771	12,550	6,283
Total operating expenses	233,045	251,935	954,841	1,032,956
Operating income	24,465	37,557	149,974	194,663
Interest income	1,160	56	2,568	3,553
Interest expense	(10,090)	(10,094)	(39,366)	(43,775)
Loss from extinguishment of debt	0	0	(1,706)	0
Income before income tax benefit (expense)	15,535	27,519	111,470	154,441
Income tax benefit (expense)	509	(685)	(1,699)	(5,784)
Income before net gain on sale of properties and sale of note receivable	16,044	26,834	109,771	148,657
Net gain on sale of properties and sale of note receivable	0	(71)	85,545	104,478
Net income	16,044	26,763	195,316	253,135
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(9)	(16)	(17)
Noncontrolling interests of common units in Operating Partnership	(24)	(38)	(266)	(337)
Net income attributable to noncontrolling interests	(32)	(47)	(282)	(354)
Net income attributable to the Company	16,012	26,716	195,034	252,781
Distributions to preferred shareholders	(4,116)	(5,404)	(18,024)	(18,206)
Issuance costs of redeemed preferred shares	0	0	(2,401)	0
Net income attributable to common shareholders	$11,896	$21,312	$174,609	$234,575

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.10	$0.19	$1.54	$2.07
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.10	$0.19	$1.54	$2.07
Weighted average number of common shares outstanding:
Basic	113,016,763	112,821,939	112,975,329	112,791,839
Diluted	113,372,555	113,185,883	113,364,092	113,164,599

Comprehensive Income:
Net income	$16,044	$26,763	$195,316	$253,135
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	5,849	12,891	5,815	(4,160)
Reclassification adjustment for amounts recognized in net income	680	1,478	2,710	6,625
	22,573	41,132	203,841	255,600
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(9)	(16)	(17)
Noncontrolling interests of common units in Operating Partnership	(31)	(56)	(276)	(340)
Comprehensive income attributable to noncontrolling interests	(39)	(65)	(292)	(357)
Comprehensive income attributable to the Company	$22,534	$41,067	$203,549	$255,243

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit and per share/unit data)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$16,044	$26,763	$195,316	$253,135
Depreciation	43,536	47,703	177,800	191,791
Amortization of deferred lease costs	113	76	387	320
Less: Gain on sale of properties less costs associated with sale of note receivable	0	71	(85,545)	(104,478)
FFO	$59,693	$74,613	$287,958	$340,768
Distributions to preferred shareholders	(4,116)	(5,404)	(18,024)	(18,206)
Issuance costs of redeemed preferred shares	0	0	(2,401)	0
FFO attributable to common shareholders and unitholders	$55,577	$69,209	$267,533	$322,562
Pre-opening, management transition and severance expenses	200	123	577	4,418
Issuance costs of redeemed preferred shares	0	0	2,401	0
Loss from extinguishment of debt	0	0	1,706	0
Estimated hurricane related repairs and cleanup costs	828	0	3,166	0
Net loss from The Marker Waterfront Resort original development deficiencies	2,909	0	2,909	0
Non-cash ground rent	458	470	1,842	1,890
Adjusted FFO attributable to common shareholders and unitholders	$59,972	$69,802	$280,134	$328,870
Weighted average number of common shares and units outstanding:
Basic	113,161,986	112,967,162	113,120,552	112,937,062
Diluted	113,517,778	113,331,106	113,509,315	113,309,822
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.49	$0.61	$2.36	$2.85
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.53	$0.62	$2.47	$2.90

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$16,044	$26,763	$195,316	$253,135
Interest expense	10,090	10,094	39,366	43,775
Income tax (benefit) expense	(509)	685	1,699	5,784
Depreciation and amortization	43,690	47,831	178,374	192,322
EBITDA	$69,315	$85,373	$414,755	$495,016
Pre-opening, management transition and severance expenses	200	123	577	4,418
Loss from extinguishment of debt	0	0	1,706	0
Estimated hurricane related repairs and cleanup costs	828	0	3,166	0
Net loss from The Marker Waterfront Resort original development deficiencies	2,909	0	2,909	0
Gain on sale of properties less costs associated with sale of note receivable	0	71	(85,545)	(104,478)
Non-cash ground rent	458	470	1,842	1,890
Adjusted EBITDA	$73,710	$86,037	$339,410	$396,846
Corporate expense	9,013	7,866	33,679	29,224
Interest and other income	(4,087)	(1,480)	(14,501)	(10,559)
Pro forma hotel level adjustments, net(1)	256	(8,683)	(6,835)	(45,513)
Hotel EBITDA for all properties	$78,892	$83,740	$351,753	$369,998
Pro forma hotel level adjustment related to Key West(2)	(4,522)	(6,279)	(6,844)	(10,838)
Hotel EBITDA excluding Key West	$74,370	$77,461	$344,909	$359,160

(1)
Pro forma excludes (i) Mason & Rook Hotel for the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016, and (ii) Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
The Marker Waterfront Resort and Southernmost Beach Resort Key West are excluded from the third and fourth quarter in both 2016 and 2017 due to their closure during Hurricane Irma in early September 2017 and for a period following the storm due to subsequent building repairs and clean up.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Room	$181,517	$190,170	$771,710	$793,889
Food and beverage	52,477	53,905	205,197	219,510
Other	20,602	19,032	85,174	78,512
Total hotel revenues	254,596	263,107	1,062,081	1,091,911

Expenses:
Room	51,787	52,427	210,086	209,785
Food and beverage	37,465	38,246	148,797	157,093
Other direct	2,284	2,265	9,981	9,840
General and administrative	19,284	19,813	76,624	77,962
Information and telecommunications systems	3,951	3,995	16,016	15,613
Sales and marketing	17,346	18,340	72,320	74,111
Management fees	8,701	9,550	36,165	37,049
Property operations and maintenance	8,724	8,859	35,730	35,387
Energy and utilities	6,197	6,197	25,696	25,536
Property taxes	13,887	14,025	54,839	54,344
Other fixed expenses(2)	6,078	5,650	24,074	25,193
Total hotel expenses	175,704	179,367	710,328	721,913

Hotel EBITDA	$78,892	$83,740	$351,753	$369,998

Hotel EBITDA Margin	31.0%	31.8%	33.1%	33.9%

(1)
This schedule includes the operating data for the three months and year ended December 31, 2017 for all properties owned by the Company as of December 31, 2017. Pro forma excludes (i) Mason & Rook Hotel for the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016, and (ii) Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $99 and $397 for the three months and year ended December 31, 2017 and 2016, respectively. At Harbor Court, the base and participating ground rent payments were $251 and $1,172 for the three months and year ended December 31, 2017, respectively, and $275 and $1,279 for the three months and year ended December 31, 2016, respectively.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma (Excludes Key West)(1)
(in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Room	$175,066	$180,391	$759,774	$776,036
Food and beverage	50,589	51,605	201,717	215,074
Other	19,865	17,913	83,444	76,159
Total hotel revenues	245,520	249,909	1,044,935	1,067,269

Expenses:
Room	50,642	50,642	207,473	206,199
Food and beverage	36,174	36,700	146,261	154,010
Other direct	2,181	2,133	9,781	9,562
General and administrative	18,682	18,916	75,366	76,251
Information and telecommunications systems	3,816	3,851	15,779	15,330
Sales and marketing	17,108	17,920	71,755	73,292
Management fees	8,941	8,941	36,078	35,965
Property operations and maintenance	8,378	8,318	34,900	34,335
Energy and utilities	5,972	5,963	25,191	25,035
Property taxes	13,618	13,935	54,309	53,978
Other fixed expenses(2)	5,638	5,129	23,133	24,152
Total hotel expenses	171,150	172,448	700,026	708,109

Hotel EBITDA	$74,370	$77,461	$344,909	$359,160

Hotel EBITDA Margin	30.3%	31.0%	33.0%	33.7%

(1)
This schedule includes the operating data for the three months and year ended December 31, 2017 for all properties owned by the Company as of December 31, 2017. Pro forma excludes (i) Mason & Rook Hotel for the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016, (ii) The Marker Waterfront Resort and Southernmost Beach Resort Key West for the third and fourth quarters in both 2016 and 2017 due to their closure during Hurricane Irma in early September 2017 and for a period following the storm due to subsequent building repairs and clean up, and (iii) Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $99 and $397 for the three months and year ended December 31, 2017 and 2016, respectively. At Harbor Court, the base and participating ground rent payments were $251 and $1,172 for the three months and year ended December 31, 2017, respectively, and $275 and $1,279 for the three months and year ended December 31, 2016, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma (Excludes Key West)(1)
(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2017	2016	2017	2016
Total Portfolio
Occupancy	79.0%	80.8%	83.8%	84.5%
Decrease	(2.3)%		(0.8)%
ADR	$238.62	$240.31	$243.00	$245.53
Decrease	(0.7)%		(1.0)%
RevPAR	$188.54	$194.27	$203.55	$207.38
Decrease	(3.0)%		(1.8)%

	For the three months ended December 31, 2017	For the year ended December 31, 2017
Market Detail	RevPAR Variance %
Boston	(3.4)%	0.6%
Chicago	(9.8)%	(6.4)%
Los Angeles	(5.6)%	(6.0)%
New York	1.4%	0.0%
Other(2)	3.7%	1.4%
San Diego Downtown	(5.0)%	0.8%
San Francisco	(6.1)%	(7.2)%
Washington, DC	(2.0)%	2.1%

(1)
This schedule includes the statistical data for the three months and year ended December 31, 2017 for all properties owned by the Company as of December 31, 2017. Pro forma excludes (i) Mason & Rook Hotel for the first quarter in both 2016 and 2017 because the hotel was closed for renovation during the entire first quarter of 2016, (ii) The Marker Waterfront Resort and Southernmost Beach Resort Key West for the third and fourth quarters in both 2016 and 2017 due to their closure during Hurricane Irma in early September 2017 and for a period following the storm due to subsequent building repairs and clean up, and (iii) Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017 and Indianapolis Marriott Downtown due to its disposition in July 2016.

(2)
Other includes The Heathman Hotel in Portland, Chaminade Resort in Santa Cruz, Embassy Suites Philadelphia - Center City in Philadelphia, L’Auberge Del Mar in Del Mar, and The Hilton San Diego Resort and Paradise Point Resort in San Diego.

LASALLE HOTEL PROPERTIES
Current Year Operating Data - 2017 Comparable - Pro Forma(1)
(in millions)
(unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2017	2017	2017	2017	2017
Occupancy	77.8%	88.1%	89.0%	78.2%	83.3%
ADR	$229.92	$257.75	$243.77	$243.82	$244.28
RevPAR	$178.81	$227.18	$216.95	$190.61	$203.52

Total hotel revenues	$233.6	$294.7	$282.7	$251.9	$1,062.9
Less: Total hotel expenses	169.6	182.7	184.5	173.6	710.4
Hotel EBITDA	$64.0	$112.0	$98.2	$78.3	$352.5

Hotel EBITDA Margin	27.4%	38.0%	34.7%	31.1%	33.2%

(1)	For current year operating data, pro forma excludes Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton and Westin Philadelphia due to their dispositions in 2017.

LASALLE HOTEL PROPERTIES
RevPAR by Property - Pro Forma
(unaudited)

	For the year ended December 31,
Property Detail	2017	2016
Westin Copley Place(3)	$242.03	$243.91
The Liberty Hotel	$293.99	$283.81
Hyatt Regency Boston Harbor	$184.76	$183.04
Onyx Hotel	$207.81	$207.02
Westin Michigan Avenue	$140.41	$152.69
Hotel Chicago	$158.37	$163.32
Southernmost Beach Resort	$279.47	$330.12
The Marker Waterfront Resort	$226.79	$276.40
Chamberlain West Hollywood(3)	$220.25	$246.99
Le Montrose Suite Hotel(3)	$206.26	$223.27
The Grafton on Sunset	$183.02	$183.95
Le Parc Suite Hotel	$210.02	$229.24
Hotel Amarano Burbank	$206.88	$220.62
Viceroy Santa Monica	$331.91	$341.53
Park Central Hotel New York/WestHouse Hotel New York	$214.56	$216.64
The Roger	$227.70	$224.53
Gild Hall	$205.17	$195.17
Embassy Suites Philadelphia - Center City(2)	$143.98	$152.05
The Heathman Hotel(3)	$158.70	$160.99
San Diego Paradise Point Resort and Spa(4)	$155.28	$155.52
The Hilton San Diego Resort and Spa	$172.77	$171.41
L’Auberge Del Mar(2)	$307.94	$277.58
Hilton San Diego Gaslamp Quarter	$194.52	$194.54
Hotel Solamar	$174.95	$171.62
Park Central San Francisco	$231.94	$251.90
The Marker San Francisco	$207.42	$202.47
Harbor Court Hotel(3)	$202.07	$219.41
Serrano Hotel(3)	$155.54	$181.28
Villa Florence	$156.89	$180.16
Hotel Vitale	$331.10	$344.96
Chaminade Resort and Conference Center	$149.63	$135.56
Hotel Palomar, Washington, DC	$183.78	$181.77
Topaz Hotel	$170.43	$169.39
Hotel Madera	$181.55	$184.32
The Donovan	$185.31	$183.08
Hotel Rouge	$159.17	$165.71
Mason & Rook Hotel(1)	$192.10	$169.33
Hotel George	$229.83	$216.61
Sofitel Washington, DC Lafayette Square	$277.51	$276.85
The Liaison Capitol Hill	$160.38	$155.16

(1)	Mason & Rook Hotel closed for renovation in October 2015 and reopened in April 2016. As a result, RevPAR above excludes the first quarters of both 2016 and 2017.

(2)	Denotes a hotel that was under renovation in Q4 2016 - Q1 2017.

(3)	Denotes a hotel that was under renovation in Q4 2017.

(4)	Denotes a hotel that was under renovation in Q1 2017 - Q4 2017.

LASALLE HOTEL PROPERTIES
Hotel EBITDA by Property - Pro Forma
(in millions)
(unaudited)

Property Detail	2012	2013	2014	2015	2016	2017
Westin Copley Place(5)	$24.4	$25.8	$28.7	$32.7	$33.3	$31.5
The Liberty Hotel	13.3	15.8	17.2	18.2	18.5	19.0
Hyatt Regency Boston Harbor	7.3	7.7	9.3	11.1	10.8	10.8
Onyx Hotel	2.6	2.6	3.1	3.6	3.6	3.8
Westin Michigan Avenue	16.7	16.0	18.0	19.4	17.9	13.1
Hotel Chicago(3)	7.3	8.4	8.5	10.4	12.4	12.3
Southernmost Beach Resort Key West	10.8	14.1	17.6	19.9	21.1	17.9
The Marker Waterfront Resort(1)	—	—	—	4.8	5.8	4.6
Chaminade Resort and Conference Center	3.7	4.3	4.7	5.0	4.8	5.2
Chamberlain West Hollywood(5)	3.8	4.1	4.8	4.8	5.2	4.4
Le Montrose Suite Hotel(5)	4.2	5.5	5.9	5.9	6.5	5.9
The Grafton on Sunset	2.2	2.0	1.5	0.9	2.8	2.8
Le Parc Suite Hotel	4.7	5.3	5.6	6.1	7.0	6.1
Hotel Amarano Burbank	3.3	4.2	4.7	4.4	5.7	5.4
Viceroy Santa Monica	6.9	7.6	8.2	8.4	7.8	7.0
Park Central Hotel New York/WestHouse Hotel New York	30.1	18.8	25.0	18.1	24.0	22.0
The Roger	5.0	7.5	8.2	7.3	5.8	6.1
Gild Hall	3.9	3.7	3.9	3.8	3.2	3.1
Embassy Suites Philadelphia - Center City(4)	6.6	6.9	7.3	8.0	7.7	6.6
The Heathman Hotel(5)	1.9	2.4	3.0	5.7	4.4	4.3
San Diego Paradise Point Resort and Spa(6)	13.7	14.8	16.1	16.7	14.7	16.8
The Hilton San Diego Resort and Spa	5.2	5.5	7.0	7.9	8.3	8.8
L’Auberge Del Mar(4)	5.6	7.7	8.1	9.9	9.3	9.4
Hilton San Diego Gaslamp Quarter	8.8	8.9	9.5	10.5	10.9	11.1
Hotel Solamar	6.5	6.3	6.5	7.4	7.7	7.3
Park Central San Francisco(1)	13.7	16.3	21.5	22.3	23.4	18.8
The Marker San Francisco	5.7	6.9	7.7	7.6	5.9	6.8
Harbor Court Hotel(5)	3.7	4.9	5.8	6.1	5.6	5.0
Serrano Hotel(5)	3.5	4.4	6.3	6.2	6.5	5.7
Villa Florence	7.4	8.3	9.3	8.8	9.4	7.7
Hotel Vitale	7.4	7.3	8.6	11.0	10.3	9.8
Hotel Palomar, Washington, DC	10.6	10.5	9.8	9.5	10.8	10.9
Topaz Hotel	2.1	2.0	1.9	2.0	2.3	2.5
Hotel Madera	2.2	2.0	2.1	2.5	2.7	2.3
The Donovan	3.8	4.3	5.2	5.8	6.1	6.4
Hotel Rouge	2.9	2.8	2.8	3.1	3.5	3.2
Mason & Rook Hotel(2)	3.4	3.2	3.2	3.0	3.6	5.8
Hotel George	4.1	4.1	4.3	5.2	5.7	6.3
Sofitel Washington, DC Lafayette Square	7.5	8.5	8.7	8.3	10.0	10.3
The Liaison Capitol Hill	9.1	8.6	4.4	6.9	6.8	7.7
Total Portfolio(7)	$285.9	$300.2	$334.2	$359.2	$371.9	$354.4

(1)
Pro forma to include operating results of the hotels under previous ownership. Results of the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors.

(2)	Mason & Rook Hotel closed for renovation in October 2015 and reopened in April 2016.

(3)	Hotel EBITDA shown includes retail net operating income for Hotel Chicago.

(4)	Denotes a hotel that was under renovation in Q4 2016 - Q1 2017.

(5)	Denotes a hotel that was under renovation in Q4 2017.

(6)	Denotes a hotel that was under renovation in Q1 2017 - Q4 2017.

(7)	Totals may not foot due to rounding.

LASALLE HOTEL PROPERTIES
Hotel EBITDA by Market - Pro Forma
(in millions)
(unaudited)

Market Detail	2012	2013	2014	2015	2016	2017
Boston	$47.7	$51.8	$58.3	$65.6	$66.2	$65.1
Chicago	24.1	24.3	26.5	29.8	30.3	25.5
Key West	10.8	14.1	17.6	24.7	26.9	22.5
Los Angeles	25.1	28.8	30.7	30.6	35.1	31.8
New York	39.1	30.0	37.1	29.2	33.1	31.1
San Diego Downtown	15.3	15.2	15.9	17.9	18.6	18.3
San Francisco	41.4	48.1	59.3	61.9	61.2	53.9
Washington, DC	45.8	46.1	42.5	46.4	51.6	55.3
Other(1)	36.7	41.7	46.2	53.2	49.1	51.1
Total Portfolio(2)	$285.9	$300.2	$334.2	$359.2	$371.9	$354.4

(1)
Other includes The Heathman Hotel in Portland, OR, Chaminade Resort in Santa Cruz, CA, Embassy Suites Philadelphia - Center City in Philadelphia, L’Auberge Del Mar in Del Mar, CA, and The Hilton San Diego Resort and Paradise Point Resort in San Diego, CA.

(2)	Totals may not foot due to rounding.

LASALLE HOTEL PROPERTIES
Hotel EBITDA - Pro Forma(1)
(in thousands)
(unaudited)

	For the year ended December 31,
	2012	2013	2014	2015	2016	2017
Net income	$71,577	$90,255	$213,497	$135,829	$253,135	$195,316
Interest expense	52,896	57,516	56,628	54,333	43,775	39,366
Income tax expense (benefit)	9,062	470	2,306	(1,292)	5,784	1,699
Depreciation and amortization	124,363	143,991	155,035	180,855	192,322	178,374
EBITDA	$257,898	$292,232	$427,466	$369,725	$495,016	$414,755
Pre-opening, management transition and severance expenses	1,447	6,420	3,884	13,508	4,418	577
Loss from extinguishment of debt	0	0	2,487	831	0	1,706
Acquisition transaction costs	4,498	2,646	2,379	499	0	0
Estimated hurricane related repairs and cleanup costs	0	0	0	0	0	3,166
Net loss from The Marker Waterfront Resort original development deficiencies	0	0	0	0	0	2,909
Gain on sale of properties less costs associated with sale of note receivable	0	0	(93,205)	0	(104,478)	(85,545)
Non-cash ground rent	454	1,305	1,820	1,943	1,890	1,842
Mezzanine loan discount amortization	(1,074)	(2,524)	(986)	0	0	0
Adjusted EBITDA	$263,223	$300,079	$343,845	$386,506	$396,846	$339,410
Corporate expense	23,622	29,112	29,056	29,850	29,224	33,679
Interest and other income	(9,212)	(16,340)	(8,685)	(10,930)	(10,559)	(14,501)
Pro forma hotel level adjustments, net	(2,818)	(1,082)	(8,077)	(4,164)	(13,014)	(6,835)
Hotel EBITDA as reported in respective year	$274,815	$311,769	$356,139	$401,262	$402,497	$351,753

Pro forma adjustments for acquisitions, dispositions and hotel closures	7,715	(15,014)	(25,306)	(44,410)	(33,104)	1,284
Non-hotel other income adjustments(2)	3,362	3,423	3,383	2,382	2,537	1,381

Hotel EBITDA Pro Forma - all properties owned as of December 31, 2017 including prior to ownership	$285,892	$300,178	$334,216	$359,234	$371,930	$354,418

(1)
Pro forma to include the results of operations of certain hotels under previous ownership acquired during the periods presented and exclude the results of operations of any hotels sold or closed for renovations during the periods presented. Results for the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors.

(2)	Hotel EBITDA shown includes retail net operating income for Hotel Chicago.

LASALLE HOTEL PROPERTIES
2018 Base Case Outlook - FFO and Adjusted FFO
(in millions, except per share/unit data)
(unaudited)

	Base Case
	For the three months ending	For the year ending
	March 31, 2018	December 31, 2018
Net (loss) income	$(7.8)	$67.8
Depreciation and amortization	42.4	181.9
FFO	$34.6	$249.7
Distributions to preferred shareholders	(4.1)	(16.5)
FFO attributable to common shareholders and unitholders	$30.5	$233.2
Non-cash ground rent	0.5	1.8
Adjusted FFO attributable to common shareholders and unitholders	$31.0	$235.0

Weighted average number of common shares and units outstanding (diluted)	113.7	113.9

FFO attributable to common shareholders and unitholders per diluted share/unit	$0.27	$2.05
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.27	$2.06

LASALLE HOTEL PROPERTIES
2018 Base Case Outlook - EBITDA and Adjusted EBITDA
(in millions)
(unaudited)

	Base Case
	For the three months ending	For the year ending
	March 31, 2018	December 31, 2018
Net (loss) income	$(7.8)	$67.8
Interest expense and income tax benefit	6.4	39.4
Depreciation and amortization	42.4	182.0
EBITDA	$41.0	$289.2
Non-cash ground rent	0.5	1.8
Adjusted EBITDA	$41.5	$291.0

The Company’s full year 2018 base case outlook for hotel EBITDA margin of 30.4% is calculated using estimated total hotel revenue of $1,041 million.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.
Trailing NOI Capitalization Rate
The Company calculates the capitalization rate by dividing the trailing 12-month net operating income of the subject hotels by the sales prices for such hotels. The Company defines net operating income as hotel revenues (room and other hotel operating revenues) less hotel expenses (hotel operating expenses, real estate and personal property taxes, insurance, ground rent, FF&E reserve, and other hotel expenses). The average capitalization rate is the simple average of the capitalization rates of the subject hotels.